EQUITABLE HOLDINGS REPORTS FIRST QUARTER 2020 RESULTS
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Net income of $5.4 billion; net income per common share of $11.65
Non-GAAP operating earnings1 of $515 million, or $1.08 per common share
Balance sheet and business model resilient amidst uncertain outlook
RBC ratio of 450-475%, well in excess of 375-400% minimum target and CTE98
Returned $274 million to shareholders; expect to continue delivering of 50-60% target payout ratio
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New York, NY, May 7, 2020- Equitable Holdings, Inc. (“Equitable Holdings”, “Holdings”, or the “Company”) (NYSE: EQH) today announced financial results for the first quarter ended March 31, 2020.
“During these challenging and volatile times, Equitable has a special role to play. I'm proud of the commitment and ingenuity of our people in supporting our communities and continuing to serve, advise and invest wisely for our clients. It is now when we all see the value of our purpose - which is to secure the financial well-being of our clients so they can live long and fulfilling lives.” said Mark Pearson, President and Chief Executive Officer.
Mr. Pearson continued, “As important as how we respond, however, is how we’ve prepared. I am extremely proud of what the teams have done over the past decade to build a resilient balance sheet and robust business model. While the economic outlook is uncertain, we are confident in our ability to adapt and create value across a broad range of scenarios. We have a large inforce driving a sustainable revenue stream, a history of developing economically sound products which are even more in demand today, a deep and diverse distribution network providing stability and privileged access, and trusted leadership positions in resilient sectors.”
“Further, our balance sheet remains protected by our economic hedging program. As such, we are well-capitalized with an RBC ratio of 450-475% and our liquidity position remains strong. Overall, despite the significant market dislocation and uncertainty we face, I am confident that our balance sheet, business model, and the fantastic people who make up this organization, will ensure that Equitable will continue to be a force for good.”

Consolidated Results
	First Quarter
(in millions, except per share amounts or unless otherwise noted)	2020	2019
Total Assets Under Management (“AUM”, in billions)	$646	$664
Net income (loss) attributable to Holdings	5,410	(775)
Net income (loss) attributable to Holdings per common share	11.65	(1.50)
Non-GAAP operating earnings (loss)	515	509
Non-GAAP operating earnings (loss) per common share (“EPS”)	1.08	0.98
As of March 31, 2020, total AUM was $646 billion, a year-over-year decrease of 3%.
Net income (loss) attributable to Holdings for the first quarter of 2020 was $5.4 billion compared to $(775) million in the first quarter of 2019 driven primarily by non-economic market impacts fro

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1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

m hedging and non-performance risk under U.S. GAAP accounting, as well as the realignment of our long-term GAAP interest rate assumption.
Non-GAAP operating earnings in the first quarter of 2020 increased to $515 million from $509 million in the first quarter of 2019.
As of March 31, 2020, book value per common share, including accumulated other comprehensive income (“AOCI”), was $42.86. Book value per common share, excluding AOCI, was $37.78 per share.

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1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

Business Highlights

•	Business segment highlights:

◦	Individual Retirement first year premiums improved year-over-year driven by 11% growth in Structured Capital Strategies (“SCS”) sales.

◦	Group Retirement generated net flows of $128 million, an increase of 20% year-over-year driven by 10% growth in gross premiums.

◦	Investment Management and Research (AllianceBernstein or “AB”)[2] reported retail gross sales of $24.2 billion, the highest in its history.

◦	Protection Solutions continues to drive momentum in its Employee Benefits business with strong year-over-year growth in gross premiums.

•	Capital management program:

◦	Returned $274 million to shareholders in the first quarter, including $69 million of quarterly cash dividends and $205 million of share repurchases.

◦	Holdings intends to increase its quarterly cash dividend from $0.15 to $0.17 per share in the second quarter.[3]

◦	The Company expects to continue delivering on its 50-60% target payout ratio.

•	Continued to successfully execute on strategic priorities:

◦	Achieved net savings run-rate of $57 million, and we remain on track to deliver $75 million pre-tax productivity gains, net of reinvestment, by year-end.

◦	Completed execution of the Company’s general account rebalance in the third quarter of 2019 and delivered the $160 million annualized net investment income goal.

•	Strong capitalization and liquidity:

◦
As of March 31, 2020, cash and liquid assets were c. $1 billion at Holdings, above our $500 million target, and c. $7 billion at Equitable Life, above our $1 billion target, as a result of hedging based on our economic liabilities.

◦	Our combined RBC ratio (under the new NAIC formula) was approximately 450-475%, well in excess of our minimum target RBC of 375-400%, including CTE98 for variable annuities.

•	Realigned GAAP interest rate assumption to reflect current rate environment:

◦	We manage the business using an economic framework, and we prudently set our GAAP and statutory reserves by reflecting our best estimate assumptions based on current experience.

◦
In light of the recent decline in the 10-year Treasury rate and revised economic outlook, the Company lowered its long-term GAAP interest rate assumption from 3.45% to 2.25%, grading from the 10-year Treasury spot rate curve as of March 31, 2020 over 10 years.

◦	This resulted in an unfavorable impact to net income of approximately $1.9 billion, more than offset by economic interest rate hedge gains of approximately 4.4 billion.

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2 Refers to AllianceBernstein L.P. and AllianceBernstein Holding L.P., collectively.
3 Any declaration of dividends will be at the discretion of the Board of Directors and will depend on our financial condition and other factors.

Business Segment Results

Individual Retirement

(in millions, unless otherwise noted)	Q1 2020	Q1 2019
Account value (in billions)	$93.6	$102.5
Segment net flows	(320)	(88)
Operating earnings (loss)	372	370

•	Account value decreased 9% driven primarily by equity market declines over the prior three months.

•
Net outflows of $320 million increased compared to the first quarter of 2019 as anticipated outflows from the fixed rate living benefits block of $935 million were partially offset by $615 million of net inflows from our current product offering of less capital-intensive products.

•
Operating earnings increased from $370 million to $372 million versus the prior year quarter primarily due to higher net investment income driven by higher SCS account values and our general account rebalancing.

Group Retirement

(in millions, unless otherwise noted)	Q1 2020	Q1 2019
Account value (in billions)	$33.1	$35.1
Segment net flows	128	107
Operating earnings (loss)	106	81

•	Account value decreased 5% driven primarily by equity market declines over the prior three months.

•	Net flows of $128 million improved by $21 million versus the prior year quarter and were primarily driven by growth in first year premiums and renewal contributions.

•	Operating earnings increased from $81 million to $106 million primarily due to growth in net investment income and higher fee-type revenue due to higher average account balances.
Investment Management and Research

(in millions, unless otherwise noted)	Q1 2020	Q1 2019
Total AUM (in billions)	$541.8	$554.7
Segment net flows (in billions)	(5.6)	1.1
Operating earnings (loss)	95	77

•	AUM decreased by 2% as net inflows over the prior twelve months were offset by market depreciation.

•	First quarter net outflows of $5.6 billion were driven by outflows in retail fixed income, partially offset by active equity and institutional inflows.

•	Operating earnings increased from $77 million to $95 million primarily driven by higher base fees on higher average AUM and an increase in Bernstein research revenues.

Protection Solutions

(in millions)	Q1 2020	Q1 2019
Gross written premiums	$778	$786
Annualized premiums	56	64
Operating earnings (loss)	38	49

•	Gross written premiums decreased 1% versus the prior year quarter as strong growth in Employee Benefits was offset by slight declines in Life premiums.

•	Annualized premiums decreased 12% versus the prior year quarter primarily driven primarily by lower first year premiums in our Life business.

•
Operating earnings decreased from $49 million to $38 million primarily due to unfavorable mortality experience, partially offset by higher net investment income driven by our general account rebalancing. Results include $(31) million of notable items in the current period related to unfavorable mortality.

Corporate and Other
Operating loss of $96 million compared to operating loss of $68 million in the prior year quarter driven primarily by a non-repeat of favorable net investment income in the first quarter of 2019 as well as higher commissions and operating expenses.
Earnings Conference Call
Equitable Holdings will host a conference call on Friday, May 8, 2020 at 8:00 a.m. ET, to discuss its first quarter 2020 results. The conference call webcast, along with additional earnings materials will be accessible on the company’s investor relations website at ir.equitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software. To join the conference call via telephone, please use one of the following dial-in numbers:

•	Domestic: +1 844-897-7515

•	International: +1 647-689-5390

•	Access code: 2298534
A webcast replay will be made available on the Equitable Holdings Investor Relations website at ir.equitableholdings.com.
About Equitable Holdings
Equitable Holdings, Inc. (NYSE: EQH) is a financial services holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. Founded in 1859, Equitable provides advice, protection and retirement strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets. Equitable Holdings has approximately 12,000 employees and financial professionals, $646 billion in assets under management (as of 3/31/2020) and more than 5 million client relationships globally.
Equitable is the brand name for AXA Equitable Life Insurance Company and its affiliates.

Contacts:
Investor Relations
Jessica Baehr
+(212) 314-2476

Media Relations
Matt Asensio
+(212) 314-2010

Forward-looking and cautionary statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity, access to and cost of capital and the impact of COVID-19 and related economic conditions; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weakness, indebtedness, protection of confidential customer information or proprietary business information, information systems failing or being compromised, strong industry competition and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity, morbidity and lapse experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our controlling stockholder, including conflicts of interest, waiver of corporate opportunities and costs associated with separation and rebranding; and (x) risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019 and in Holdings’ subsequent filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Use of Non-GAAP financial measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating EPS and Book value per share, excluding AOCI & Preferred Stock, each of which is a measure that is not determined in accordance with U.S. GAAP. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
We also discuss certain operating measures, including AUM, account value, and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.
Non-GAAP Operating Earnings
Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•
Items related to variable annuity product features, which include: (i) certain changes in the fair value of the derivatives and other securities we use to hedge these features; (ii) the effect of benefit ratio unlock adjustments related to extraordinary economic conditions or events such as COVID-19; and (iii) changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization on our SCS product.

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•
Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, separation costs and impacts related to COVID-19; and

•
Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and permanent differences due to the Tax Reform Act.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use the prevailing corporate federal income tax rate of 21% in 2020 while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.
The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
(in millions)	2020	2019
Net income (loss) attributable to Holdings	$5,410	$(775)
Adjustments related to:
Variable annuity product features (1)	(6,861)	1,540
Investment (gains) losses	(4)	11
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	27	24
Other adjustments (2) (3)	634	40
Income tax expense (benefit) related to above adjustments (4)	1,303	(337)
Non-recurring tax items	6	6
Non-GAAP Operating Earnings	$515	$509

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(1)	Includes COVID-19 impact on Variable annuity product features due to assumption update of $1.5 billion and other COVID-19 related impacts of $35 million for the three months ended March 31, 2020.

(2)	Includes assumption update due to COVID-19 of $1.0 billion and other COVID-19 related impacts of $51 million for the three months ended March 31, 2020.

(3)	Includes separation costs of $32 million and $24 million for the three months ended March 31, 2020 and 2019, respectively.

(4)	Includes income taxes of $(534) million for the above related COVID-19 items for the three months ended March 31, 2020.
Non-GAAP Operating EPS
Non-GAAP Operating EPS is calculated by dividing Non-GAAP Operating Earnings by weighted average diluted common shares outstanding. The table below presents a reconciliation of GAAP EPS to Non-GAAP Operating EPS for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
(per share amounts)	2020	2019
Net income (loss) attributable to Holdings (1)	$11.67	$(1.50)
Less: Preferred stock dividend	0.02	—
Net Income (loss) available to common shareholders	11.65	(1.50)
Adjustments related to:
Variable annuity product features (2)	(14.80)	2.97
Investment (gains) losses	(0.01)	0.02
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.06	0.05
Other adjustments (3) (4)	1.36	0.08
Income tax expense (benefit) related to above adjustments (5)	2.81	(0.65)
Non-recurring tax items	0.01	0.01
Non-GAAP Operating Earnings (5)	$1.08	$0.98

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1.
Due to reporting a net loss for the three months ended March 31, 2019, basic shares was used in the diluted earnings per common share calculation as the use of diluted shares would have resulted in a lower loss per share.

2.	Includes COVID-19 impact on Variable annuity product features due to assumption update of $3.17 and other COVID-19 related impacts of $0.08 for the three months ended March 31, 2020.

3.	Includes assumption update due to COVID-19 of $2.13 and other COVID-19 related impacts of $0.11 for the three months ended March 31, 2020.

4.	Includes separation costs of $0.07 and $0.05 for the three months ended March 31, 2020 and 2019.

5.	Includes income taxes of $(1.15) for the above related COVID-19 items for the three months ended March 31, 2020.

Book Value per common share, excluding AOCI
We use the term “book value” to refer to Total equity attributable to Holdings’ common shareholders. Book Value per common share, excluding AOCI, is our total equity attributable to Holdings, excluding AOCI and preferred stock, divided by ending common shares outstanding.

	March 31, 2020	December 31, 2019
Book value per common share	$42.86	$27.52
Per share impact of AOCI	(5.08)	(1.81)
Book Value per common share, excluding AOCI	$37.78	$25.71

Other Operating Measures
We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Account Value
Account value generally equals the aggregate policy account value of our retirement products.

Assets Under Management (“AUM”)
AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our general account investment portfolio and (iii) the separate account assets of our

Individual Retirement, Group Retirement and Protection Solutions businesses. Total AUM reflects exclusions between segments to avoid double counting.

Conditional Tail Expectation (“CTE”) 98
CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of scenarios over the life of the contracts.

Segment net flows
Net change in segment customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

# # #

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions)
REVENUES
Policy charges and fee income	$991	$931
Premiums	289	283
Net derivative gains (losses)	9,401	(1,630)
Net investment income (loss)	616	1,015
Investment gains (losses), net:
Credit losses on AFS debt securities and loans	(12)	—
Other investment gains (losses), net	16	(11)
Total investment gains (losses), net	4	(11)
Investment management and service fees	1,136	999
Other income	156	127
Total revenues	12,593	1,714
BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	2,788	880
Interest credited to policyholders’ account balances	317	304
Compensation and benefits	526	509
Commissions and distribution-related payments	338	281
Interest expense	52	56
Amortization of deferred policy acquisition costs	1,248	198
Other operating costs and expenses	437	410
Total benefits and other deductions	5,706	2,638
Income (loss) from continuing operations, before income taxes	6,887	(924)
Income tax (expense) benefit	(1,440)	215
Net income (loss)	5,447	(709)
Less: Net income (loss) attributable to the noncontrolling interest	37	66
Net income (loss) attributable to Holdings	5,410	(775)
Less: Preferred stock dividends	13	—
Net income (loss) available to Holdings’ common shareholders	$5,397	$(775)

Earnings Per Common Share

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share data)
Earnings per common share
Basic	$11.71	$(1.50)
Diluted	$11.65	$(1.50)
Weighted average shares
Weighted average common stock outstanding for basic earnings per common share	461.0	518.0
Weighted average common stock outstanding for diluted earnings per common share (1)	463.5	518.0

(1)
Shares in the diluted earnings per common share calculation represent basic shares for three months ended March 31, 2019 due to the net loss in this period. The shares excluded from the calculation were 5.3 million shares.

Results of Operations by Segment

	Three Months Ended March 31,
	2020	2019
	(in millions)
Operating earnings (loss) by segment:
Individual Retirement	$372	$370
Group Retirement	106	81
Investment Management and Research	95	77
Protection Solutions	38	49
Corporate and Other	(96)	(68)
Non-GAAP Operating Earnings	$515	$509

Select Balance Sheet Statistics

	March 31, 2020	December 31, 2019
	(in millions)
ASSETS
Total investments and cash and cash equivalents	$106,531	$97,745
Separate Accounts assets	106,128	126,910
Total assets	240,781	249,870

LIABILITIES
Short-term and long-term debt	$4,217	$4,111
Future policy benefits and other policyholders' liabilities	37,968	34,587
Policyholders’ account balances	55,810	58,879
Total liabilities	218,884	234,379

EQUITY
Preferred stock	775	775
Accumulated other comprehensive income (loss)	2,289	840
Total equity attributable to Holdings	$20,086	$13,535
Total equity attributable to Holdings, excluding Accumulated other comprehensive income (loss)	17,022	11,920

Assets Under Management (Unaudited)

	March 31, 2020	December 31, 2019
	(in billions)
Assets Under Management
AB AUM	$541.8	$622.9
Exclusion for General Account and other Affiliated Accounts	(77.4)	(74.4)
Exclusion for Separate Accounts	(30.9)	(38.5)
AB third party	$433.5	$509.9

Total company AUM
AB third party	$433.5	$509.9
General Account and Other (1)	106.5	97.7
Separate Accounts (2)	106.1	126.9
Total AUM	$646.2	$734.6

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(1)	“General Account and Other Affiliated Accounts” refers to assets held in the general accounts of our insurance companies and other assets on which we bear the investment risk.

(2)	“Separate Accounts” refers to the separate account investment assets of our insurance subsidiaries excluding any assets on which we bear the investment risk.